EXHIBIT 5.1

             OPINION OF COHEN BRAME & SMITH PROFESSIONAL CORPORATION

                               COHEN BRAME & SMITH
                            Professional Corporation
                                Attorneys at Law
                         One Norwest Center, Suite 1800
                               1700 Lincoln Street
                                Denver, CO 80203

                                  July 10, 1998


NAVIDEC, Inc.
14 Inverness Drive, Suite F-116
Englewood, Colorado 80112

Re: Form SB-2 Registration Statement relating to shares of no par value Common Stock and Warrants for Selling Security Holders

Ladies and Gentlemen:

     We have acted as counsel for NAVIDEC, Inc. (the "Company") in connection with the Form SB-2 Registration Statement to be filed by the Company with the Securities and Exchange Commission relating to the shares of the Company's no par value common stock (the "Common Stock") and the Company's warrants (the "Warrants") being offered for sale by certain holders of the Company's securities. As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that the Warrants and shares of Common Stock being offered, including those shares of Common Stock underlying the Warrants and certain options, when sold in accordance with the terms set forth in the Registration Statement will be validly issued and outstanding, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                             Very truly yours,

                                             /s/ Roger V. Davidson
                                             -----------------------------------
                                             Roger V. Davidson
                                             Cohen Brame & Smith,
                                             Professional Corporation